Exhibit 4.5

THE INTERPUBLIC GROUP OF COMPANIES, INC.

and

SUNTRUST BANK

Trustee

__________________________

Fourth Supplemental Indenture

Dated as of March 29, 2005

to the Senior Debt Indenture dated as of November 12, 2004

as amended and supplemented by the First Supplemental Indenture dated as of November 18, 2004

____________________________

FOURTH SUPPLEMENTAL INDENTURE, dated as of 9:00 p.m. March 29, 2005 (the “Effective Time”), between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”) and SUNTRUST BANK, a Georgia banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly issued 5.40% Senior Unsecured Notes due 2009 in the aggregate principal amount of $250,000,000 (the “2009 Securities”) pursuant to an Indenture dated as of November 12, 2004, between the Company and the Trustee (the “Senior Debt Indenture”), as amended and supplemented by the first supplemental indenture dated as of November 18, 2004 (together, the “Indenture”), and the 2009 Securities are outstanding on the date hereof;

WHEREAS, the Company has received the written consent from Holders (as defined in the Indenture) of a majority in aggregate principal amount of the outstanding 2009 Securities to certain amendments to the Indenture upon the terms and subject to the conditions set forth in the Company’s Consent Solicitation Statement dated March 18, 2005 and the accompanying Consent Form;

WHEREAS, Section 9.02 of the Senior Debt Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the outstanding 2009 Securities, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending, modifying or changing the Indenture;

WHEREAS, the Board of Directors of Company has by resolution dated March 17, 2005 authorized the execution and delivery of this fourth supplemental indenture dated March 29, 2005 (the “Supplemental Indenture”);

WHEREAS, Section 9.04 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  Effective Time. This Supplemental Indenture with respect to the 2009 Securities is effective as of the Effective Time.

SECTION 1.02.  Provisions of the Indenture.Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of 2009 Securities authenticated and delivered under the Indenture shall be bound hereby.

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SECTION 1.03.  Definitions. For all purposes of the Indenture relating to the 2009 Securities amended hereby, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(1)           any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;

(2)           the terms defined in Article 2 have the meanings assigned to them in that Article and include the plural as well as the singular;

(3)           each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture;

(4)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by the rules of the Securities and Exchange Commission and not otherwise defined herein, have the meanings assigned to them therein;

(5)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(6)           the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term; and

(7)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

AMENDMENT TO ARTICLE 1 OF THE INDENTURE

Section 1.01 of the Indenture with respect to the 2009 Securities is hereby amended by inserting the following terms:

“Additional Consent Fee” means with respect to the 2009 Securities $1.25 for each $1,000 in principal amount of the 2009 Securities as to which the Company has received and accepted consents to the Amendments, as may be payable to holders of record as of March 9, 2005 in accordance with the Solicitation Documents.

“Amendments” means with respect to the 2009 Securities the amendments to Section 5.01 set forth in Article 3 of the fourth supplemental indenture dated as of March 29, 2005.

“Covenant Reversion Date” means, with respect to the 2009 Securities, the earliest of 5:30 p.m., New York City time, on (i) the Business Day following the Company’s failure to pay the Initial Consent Fee, if due, for the 2009 Securities in accordance with the Solicitation Documents, (ii) the Business Day following the Company’s failure to pay the Additional Consent Fee, if due, for the 2009 Securities in accordance with the Solicitation Documents and (iii) September 30, 2005.

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“Initial Consent Fee” means with respect to the 2009 Securities $2.50 for each $1,000 in principal amount of the 2009 Securities as to which the Company has received and accepted consents to the Amendments, as may be payable to holders of record as of March 9, 2005 in accordance with the Solicitation Documents.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2005 and June 30, 2005, respectively, and other information, documents and reports which the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

“Solicitation Documents” means the Consent Solicitation Statement dated as of March 18, 2005 and the related Consent Form, each as may be amended and supplemented from time to time.

“2009 Securities” means the 5.40% Senior Unsecured Notes due 2009.

ARTICLE 3

AMENDMENT TO SECTION 5.01 OF THE INDENTURE

Section 5.01 of the Indenture with respect to the 2009 Securities is hereby amended by inserting the following sentence at the end of the last paragraph of such Section:

“Notwithstanding any of the foregoing, the failure of the Company to comply with Section 7.04(1) of this Indenture or §314 of the Trust Indenture Act during the period beginning on April 1, 2005 and ending at 5:30 p.m., New York City time on the Covenant Reversion Date shall not constitute a Default with respect to the 2009 Securities under clause (4) above; provided, however, that any foregoing failure to comply with Section 7.04(1) of this Indenture or §314 of the Trust Indenture Act shall constitute a Default as of the Covenant Reversion Date for the 2009 Securities if, as of 5:30 p.m., New York City time on the Covenant Reversion Date, the Company shall have failed to file the SEC Reports with the SEC in a form that causes the Company to be current in all material respects in its filing obligations under the Exchange Act.”

ARTICLE 4

MISCELLANEOUS

SECTION 4.01.  Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2009 Securities only.

SECTION 4.02.  Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Supplemental Indenture with respect to the 2009 Securities, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

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SECTION 4.03.  Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.04.  Governing Law. THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.05.  Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 4.06.  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.07.  Severability of Provisions. In case any provision in the Indenture or in the 2009 Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.08.  Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 4.09.  Benefit of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the 2009 Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 4.10.  Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture or the Solicitation Documents and the Trustee makes no representation with respect thereto. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By: /s/ Ellen Johnson

Name:    Ellen Johnson

Title:	Senior Vice President and Treasurer

Attest:

/s/ Nicholas J. Camera
Name:	Nicholas J. Camera
Title:	Senior Vice President, General Counsel
and Secretary

SUNTRUST BANK

as Trustee

By: /s/ George T. Hogan

Name:    George T. Hogan

Title:	Vice President

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